UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2019

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	INPX	The Nasdaq Capital Market

Item 1.01	Entry into a Material Definitive Agreement.

Exchange Agreements

On July 9, 2019, Inpixon, a Nevada corporation (the “Company”), and the holder (the “Note Holder”) of that certain outstanding promissory note, issued on October 12, 2018 (as amended, supplemented or otherwise modified, the “Original Note”), with an outstanding balance of $546,152.11 as of July 9, 2019, entered into an exchange agreement, pursuant to which the Company and the Note Holder agreed to (i) partition a new promissory note in the form of the Original Note in the original principal amount equal to $204,000 and then cause the outstanding balance to be reduced by $204,000; and (ii) exchange the partitioned note for the delivery of 400,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an effective price per share equal to $0.51. The shares of Common Stock will be delivered to the Note Holder on or before July 10, 2019 and the exchange will occur with the Note Holder surrendering the partitioned note to the Company on the date when the shares of Common Stock are approved and held by the Note Holder’s brokerage firm for public resale.

On July 10, 2019, the Company and the Note Holder of the Original Note, with an outstanding balance of $342,247.15 as of July 10, 2019, entered into another exchange agreement, which agreement is substantially similar to the agreement entered into on July 9, 2019, pursuant to which the Company and the Note Holder agreed to (i) partition a new promissory note in the form of the Original Note in the original principal amount equal to $127,500 and then cause the outstanding balance to be reduced by $127,500; and (ii) exchange the partitioned note for the delivery of 250,000 shares of Common Stock (together with the 400,000 shares of Common Stock issued pursuant to the exchange agreement entered into on July 9, 2019, the “Exchange Shares”) at an effective price per share equal to $0.51. The shares of Common Stock will be delivered to the Note Holder on or before July 11, 2019 and the exchange will occur with the Note Holder surrendering the partitioned note to the Company on the date when the shares of Common Stock are approved and held by the Note Holder’s brokerage firm for public resale.

The description of the exchange agreements is qualified in its entirety by the full text of the exchange agreements, a form of which is attached herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K, to the extent required by this Item 2.03, is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 regarding the issuance of the shares of Common Stock issued pursuant to the exchange agreements is hereby incorporated by reference into this Item 3.02. The offer and sale of such shares was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption from registration under Section 3(a)(9) of the Securities Act, in that (a) the shares of Common Stock are being issued in exchange for the partitioned notes which are other outstanding securities of the Company; (b) there is no additional consideration of value being delivered by the Note Holder in connection with the exchanges; and (c) there are no commissions or other remuneration being paid by the Company in connection with the exchanges.

As of July 10, 2019, the Company has issued and outstanding (i) 13,791,429 shares of Common Stock, which includes the issuance of the shares of Common Stock pursuant to the exchange agreement, (ii) 1 share of Series 4 Convertible Preferred Stock which is convertible into 202 shares of Common Stock, (iii) 126 shares of Series 5 Convertible Preferred Stock which are convertible into approximately 37,838 shares of Common Stock (subject to rounding for fractional shares), and (iv) warrants to purchase up to 112,800 shares of Common Stock issued on January 15, 2019 in connection with the Company’s rights offering, exercisable at $3.33 per share.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Form of exchange agreement, by and between Inpixon and Iliad Research and Trading, L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 27, 2019).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: July 10, 2019	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer